Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-1 No. 333-260447) of Benson Hill, Inc., and
(2) Registration Statement (Form S-1 No. 333-259679) of Benson Hill, Inc.

of our report dated March 28, 2022, with respect to the consolidated financial statements and schedule of Benson Hill, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Benson Hill, Inc. for the year ended December  1, 2021.
/s/ Ernst & Young LLP

St. Louis, Missouri

March  28, 2022